                                                                    EXHIBIT 10.4

                               SERVICES AGREEMENT


Parties:    Orbit-Alchut Technologies, Ltd. ("Alchut")
-------
            18 Hakadar Street
            Netanya
            Israel

            Orbit/FR, Inc. ("Orbit/FR")
            506 Prudential Road
            Horsham, Pennsylvania 19044
            USA

            Orbit/F.R. Engineering, Ltd. ("Engineering")
            18 Hakadar Street
            Netanya
            Israel

Date:       As of January 1, 1997
-----


Background:  Alchut owns all of the issued and outstanding shares of Orbit
----------
Advanced Technologies, Inc. ("Orbit"), and, together with certain of its other subsidiaries, Alchut owns all of the issued and outstanding shares of Engineering. In December, 1996, Alchut incorporated Orbit/FR, Inc. ("Orbit/FR") and effective as of December 31, 1996, Alchut transferred or caused to be transferred to Orbit/FR all of the issued and outstanding shares of Orbit and Engineering, in exchange for shares of Orbit/FR.

     Alchut is a supplier of production and administrative services to Orbit, and Alchut is a subcontractor to Orbit. Orbit has been responsible for operating the antennae measurement business for Alchut and its subsidiaries (collectively, the "Alchut Group") and possesses the technical know-how necessary for the operation of the antennae measurement business.

     Alchut previously maintained an antennae measurement division, the employees of which, although employed by Alchut, worked under the supervision of Orbit. In contemplation of transferring its antennae measurement business in Israel to Orbit/FR, Alchut incorporated Engineering for the purpose of establishing its antennae measurement division as a separate entity. As of December 31, 1996, Alchut transferred its antennae measurement related fixed assets, based on the book value as of that date, to Engineering as a contribution to capital. As of January 1, 1997, Alchut sold its antennae measurement related receivables, inventory and work in process, for book value as of that date, to Engineering in return for Engineering's agreement to pay for the assets as set forth in the Purchase and Assignment Agreement, dated as of January 1, 1997, between Alchut and Engineering. As of December 31, 1996, Alchut transferred shares of Engineering and Orbit to
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Orbit/FR via a share exchange agreement, whereby Alchut and another member of the Alchut Group received shares of Orbit/FR in exchange for all of their shares of Engineering and Orbit. Effective January 1, 1997, the personnel formerly employed in the antennae measurement division of Alchut are employed by Engineering.

     It is the intention of the parties that (i) Engineering will carry out all antennae measurement activity in Israel for Orbit/FR, Orbit and Engineering (collectively, the "Orbit A/M Group"), (ii) the Orbit A/M Group will purchase certain of its electrical and mechanical production services required in Israel from Alchut, and (iii) the team of engineers at Engineering will ensure that those production orders received by Alchut for the Orbit A/M Group are processed correctly. Among other things, all orders or proposals, marketing policies and sales policies were subject to the approval of Orbit/FR.

     In consideration of the mutual agreements contained herein, and intending to be legally bound, the parties agree as follows:


SECTION 1:  OBLIGATIONS
-----------------------

     1.1    Administrative Services.
            -----------------------

            (a)  By Alchut to Engineering.  For the duration of the term of this
                 ------------------------
Agreement (as defined in Paragraph 3.1), Alchut will provide to Engineering the administrative services described on attached Schedule 1.1(a) ("Administrative Services"), required by Engineering in Israel that Alchut generally provides for itself and to its subsidiaries and divisions (the "Alchut Group").

            (b)  Orbit/FR to Alchut.  For the duration of this Agreement,
                 ------------------
Orbit/FR will provide satellite tracking and/or avionics divisions and/or subsidiaries of the Alchut Group certain Administrative Services required by such members of the Alchut Group that Orbit/FR generally provides for itself and to the other members of the Orbit A/M Group.

            (c) Standard of Performance.  Each party providing Administrative
                ------------------------
Services will perform all such services in conformity with the practices and standards generally provided to itself and the other members of its group. In the case of any conflict or potential conflict between the provision by a party providing Administrative Services and the provision by such party of similar services on behalf of itself, or other members of its group or third parties, the provision of the Administrative Services to the other party pursuant to this Agreement will be provided on an equitable basis.

     1.2    Production Services.
            --------------------

            (a)  By Alchut to Engineering.  For the duration of the term of this
                 ------------------------
Agreement, Alchut will provide to Engineering the production services described in attached Schedule 1.2(a) ("Production Services") that are required by Engineering in Israel and that are not otherwise

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performed by the Orbit A/M Group or Orbit/FR's other subsidiaries and that
Alchut provided for the antennae measurement business of Alchut Group prior to this Agreement. ("Production Services").

            (b) Standard of Performance.  Alchut will perform all Production
                ------------------------
Services in conformity with the practices and standards generally provided to the Alchut Group. In the case of any conflict or potential conflict between the provision by Alchut of the Production Services and the provision by Alchut of similar services on behalf of itself, its affiliates or third parties, the provision of the Production Services to the Orbit A/M Group will be provided on an equitable basis other services.

     1.3    Lease of Office Space.
            ----------------------

            (a)  By Alchut to Engineering.  For the duration of the term of this
                 ------------------------
Agreement, or if shorter, the term of the lease for the main office facility leased by Alchut in Israel (the "Alchut Premises"), Alchut will lease to Engineering such office space at the Alchut Premises as may be agreed upon from time to time by Alchut and Engineering (the "Engineering Office Space").

            (b) For the duration of the term of this Agreement, or if shorter, the term of the lease for the main office facility leased by Orbit/FR in Horsham, Pennsylvania (the "Orbit/FR Premises"), Orbit/FR will lease to the satellite tracking and/or avioncs divisions and/or subsidiaries of the Alchut Group such office space at the Orbit/FR Premises as may be reasonably required from time to time by Alchut (the "Alchut Office Space").

     1.4    Other Obligations in Performing the Administrative and Production
            -----------------------------------------------------------------
Services.
---------

            (a) Each party providing Services hereunder will hire and/or retain as employees of itself or its subsidiaries such persons as may be reasonably necessary to provide the Administrative Services and Production Services (collectively, the "Services") required to be provided by it. Each party will be responsible for the management and supervision of all of its personnel performing the Services, all decisions relating to the retention of such personnel, all compensation, expenses and benefits of such personnel, and all employment, payroll, withholding and other taxes relating to such personnel.

            (b) Each party providing Services hereunder will maintain all office facilities and equipment (including telecommunications equipment, computer equipment and software, office and production and manufacturing equipment) necessary to provide the Services under this Agreement.

            (c) Each party providing Services hereunder will maintain complete and accurate books, records and information relating to all the Services provided under this Agreement and will furnish the other party and the relevant members of the other party's group with such information as any such party and/or member(s) may reasonably request.

            (d) Each party providing or receiving services hereunder will (i) comply with all applicable laws, rules and regulations of all governmental, administrative and industry authorities relating to its business and its performance under this Agreement, and (ii) maintain in full force and effect all licenses, permits certificates and authorizations of all governmental, administrative and industry authorities necessary for its business and its performance under this Agreement.

            (e) Each party providing services hereunder will maintain, with reputable and financially sound insurers, comprehensive general liability insurance with such limits and in such form and substance as is currently maintained by such party and will have the other party and the relevant members of the other party's group as co-insureds under such insurance policy.


SECTION 2:  COMPENSATION
------------------------

     2.1 In consideration of the provision of the Services and leased spaced described in this Agreement, the party providing the services shall receive the following compensation:

            (a) Alchut's Administrative Services to Engineering.  As
                ------------------------------------------------
compensation for its provision of the Administrative Services, during the calendar year 1997, Engineering shall pay to Alchut Three Hundred and Sixty Thousand Dollars ($360,000). Such amount shall be payable in equal monthly installments of $30,000 on the first day of each month with respect to the Services received during the prior month. In the event that an amount shall not be paid within thirty (30) days, the amount shall accrue interest at an annual rate equal to the prime rate of UMB Ltd. in NIS, plus 2%. The amount to be paid by Engineering for such Services in each calendar year after 1997 shall be agreed upon by the parties prior to the end of the preceding calendar year.

            (b) Orbit/FR's Administrative Services to Alchut.  As compensation
                --------------------------------------------
for its provision of Administrative Services, during the calendar year 1997, Alchut shall pay to Orbit/FR the cost of such administrative services actually provided by Orbit/FR to Alchut. Such amount shall be payable each month with respect to the Services received during the prior month. In the event an amount shall not be paid within thirty (30) days, the amount shall accrue interest at an annual rate of the prime rate of PNC Bank in U.S. dollars, plus 2%. The amount to be paid by Alchut for such Services shall be reviewed by the parties prior to the end of the first year of this Agreement.

            (c) Alchut's Production Services to Engineering.  As compensation
                -------------------------------------------
for its provision of Production Services Engineering shall pay to Alchut an amount equal to the cost of providing such services, plus 5%. Alchut shall issue invoices for such Services on a monthly basis which such invoice shall show the costs for such Services for the prior month, plus 5%. Such invoice shall be paid within 30 days after receipt of such invoice.

            (d) Alchut's Lease of Space to Engineering.  As compensation for its
                --------------------------------------
provision of the Engineering Office Space in the Alchut Premises, Engineering will pay to Alchut $22.80 for each square foot per year of Engineering Office Space, which amount shall include the provision by Alchut of all taxes, utilities, maintenance, security and cleaning.

            (e) Orbit/FR's Lease of Space to Alchut.  As compensation for its
                -----------------------------------
provision of the Alchut Office Space in the Orbit/FR Premises, Alchut will pay to Orbit/FR $2,000 for each month, which amount shall include the provision and/or payment by Orbit/FR of all taxes, utilities, maintenance, security and cleaning.

SECTION 3:  DURATION AND TERMINATION
------------------------------------

     3.1    Term of Services.  The party providing Services hereunder will
            -----------------
provide such Services for a term of one (1) year beginning on the date hereof, and will continue to provide such Services thereafter unless terminated as follows:

            (a) A party may terminate this Agreement in its entirety or the provisions relating to the Administrative Services or the Production Services, after the completion of the initial one (1) year term by giving 90 days prior written notice of termination to the other parties;

            (b) If and whenever a party fails to perform or satisfy any of its obligations under this Agreement for a period of ninety (90) days after the non-defaulting party gives written notice of such failure to the defaulting party, the non-defaulting party may immediately terminate this Agreement in its entirety or the provisions relating to the Administrative Services or the Production Services by giving written notice to the defaulting party; and

            (c) If and whenever a party is in Default (as defined in Section 3.2), the non-defaulting party may immediately terminate this Agreement by giving written notice of termination to the defaulting party.

     3.2    Default of Services.  The occurrence of any one or more of the
            -------------------
following events will constitute a "Default" under this Agreement by the party involved:

            (a) The commencement of bankruptcy, reorganization, arrangement, insolvency, dissolution, or liquidation proceedings by or against a party, if such proceedings are not dismissed within 30 days following commencement thereof;

            (b) The appointment of a trustee, receiver, conservator, liquidator, or other judicial representative for a party, or for a material part of the property of a party;

            (c) The suspension, dissolution, liquidation, or other cessation of all or any material part of the business of a party; or

            (d) The insolvency or bankruptcy of a party.

     3.3    Procedure Upon Termination.  Upon termination of this Agreement in
            --------------------------
its entirety or the provisions relating to the Administrative Services or the Production Services for any reason:

            (a) Each party will promptly return to the other party all copies of the other party's Proprietary Information and all other materials and documents supplied by the other party to such party or its affiliates, and all use of the other party's Technology and Trademarks (as defined below) by such party or its affiliates will immediately cease;

            (b) Alchut will promptly provide the Orbit Group with a summary of the status of all work in progress for or on behalf of Engineering and in accordance with the instructions of the Orbit Group, Alchut will either complete all work in progress for or on behalf of any member of the Orbit Group or provide the Orbit Group or its designee with all information and documentation necessary or desirable to properly complete such work in progress;

            (c) Each will cooperate with the other party during such transition; and

            (d) Each party will pay to the other party all amounts owing to the other party as of the date of termination within a commercially reasonable time.

     3.4    Survival.  The provisions of Paragraphs 3.3, 3.4, 4,5, and 6, will
            --------
survive any termination of this Agreement.


SECTION 4:   PROPRIETARY PROPERTY, COPYRIGHTS AND TRADEMARKS
------------------------------------------------------------

     4.1    Confidentiality.  Each party acknowledges and agrees that (i)
            ---------------
another party's Proprietary Information is a trade secret and confidential and proprietary property of another party, (ii) neither it nor any of its affiliates is acquiring title to any Proprietary Information or the right to use any Proprietary Information of another party, except the right to use specific Proprietary Information in connection with the provision of the Services in the manner and for the purposes specified in this Agreement, (iii) Proprietary Information in its or its affiliates' possession, whether or not authorized, will be held in strict confidence, and (iv) all times during and after the term of this Agreement, except as specifically authorized by this Agreement, no party nor any of its affiliates will, directly or indirectly, communicate or disclose any Proprietary Information of another party to any Person, or permit any Person to have access to or possession of any Proprietary Information of another party, or make or retain any copy of any Proprietary Information of another party.
Each party will take all actions reasonably necessary to preserve the confidentiality of another party's Proprietary Information and to safeguard against unauthorized disclosures of another party's Proprietary Information.

     4.2    Copyrights, Trademarks and Technology.  Each party acknowledges and
            -------------------------------------
agrees that (i) the Copyrights, Trademarks and Technology of the other party are and will remain the sole property of that other party, (ii) such party will use those Copyrights, Trademarks and Technology only in the manner and for the purposes the owner of the Copyright, Trademark or Technology may direct, and (iii) each such other party reserves the right to direct such party to modify or discontinue use of any such Copyright, Trademark or Technology at that other party's discretion. No party nor any of its affiliates will, directly or indirectly, do anything, or assist any other Person to do anything, which would infringe upon, impair or contest any other party's rights in any of its Copyrights, Trademark or Technology or any other or such similar rights. Each party will cooperate fully in any action any other party may take relating to any claim of improper use, infringement of any of its Copyrights, Trademarks or Technology or unfair competition.

     4.3    Enforcement.  Each party acknowledges that a breach by it of any of
            -----------
the provisions of this Paragraph 4 could result in irreparable injury to the other, non-breaching party for which money damages would not adequately compensate. In the event of such breach, the non-breaching party will be entitled, in addition to all other rights and remedies which it may have at law or in equity, to have a decree of specific performance or an injunction issued by a court of competent jurisdiction, requiring the breach to be cured or enjoining all Persons involved from continuing the breach. The existence of any claim or cause of action which the breaching party or any other Person may have against the non-breaching party will not constitute a defense or bar to the enforcement of any of the provisions of this Paragraph 4.

SECTION 5:   LIMITATION OF LIABILITY
------------------------------------

     Notwithstanding any other provision of this Agreement, no party will have any liability to any other party or any affiliates of another for (i) any delay in performing or failure to perform its obligations under this Agreement as a result of any event or circumstance which is beyond such party's reasonable control, including any act of God, act of governmental authority, change of law, rule or regulation, loss of key employee, labor disturbance, unavailability of supplies, power failure, weather condition, fire, flood, or similar type of event; or (ii) any damages measured by lost revenues, profits, business or business expectancy, or for any other indirect, incidental or consequential damages, whether or not foreseeable, or for any special or punitive damages.


SECTION 6:  GENERAL PROVISIONS
------------------------------

     6.1    Notices.  All notices, consents or other communications required or
            -------
permitted to be given under this Agreement will be in writing and will be deemed to have been duly given (i) when delivered personally, (ii) seven business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (iii) three business days after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and will be effective on the date transmitted if confirmed within 72 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Paragraph 6.1.

     6.2    Relationship Between Parties.  Except as specifically authorized in
            ----------------------------
writing, no party has any authority to bind any other party in any manner, and no party will be liable in any manner for the debts, liabilities or obligations of another party.

     6.3    Entire Understanding.  This Agreement states the entire
            --------------------
understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Agreement will be effective unless in writing, authorized in writing by the parties effected by the amendment or modification.

     6.4    Parties in Interest.  This Agreement will bind, benefit, and be
            -------------------
enforceable by and against each party hereto and, to the extent permitted hereby, its successors and assigns. No party will assign any of its rights or obligations under this Agreement to any other Person, whether by operation of law or otherwise, without the prior written consent of the effected party.

     6.5    No Waivers.  No waiver with respect to this Agreement will be
            ----------
enforceable unless in writing and signed by the party against whom enforcement is sought. No failure to exercise or partial exercise of any right or remedy by any party, and no course of dealing among any of the parties, will constitute a waiver of, or will preclude any other or further exercise of the same or any other right or remedy.

     6.6    Severability.  If any of the provisions of this Agreement are for
            ------------
any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement will not be affected thereby and will be enforceable without regard thereto. If any provision of this Agreement is held to be invalid, illegal or unenforceable under the laws of a particular jurisdiction, it is the intention of the parties that all of the provisions of this Agreement will remain in full force and effect in all other jurisdictions.

     6.7    Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

     6.8    Section Headings. The section and subsection headings in this
            ----------------
Agreement are for convenience of reference only, do not constitute a part of this Agreement, and will not affect its interpretation.

     6.9    References.  All words used in this Agreement will be construed to
            ----------
be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references in this Agreement refer to this Agreement in their entirety and not to any specific section or subsection hereof of thereof. For the purposes of this Agreement, "including" means "including but not limited to."

     6.10   Controlling Law and Arbitration.  This Agreement is made under, and
            -------------------------------
shall be construed and enforced in accordance with, the laws of Israel, without giving effect to principles of conflicts of law. The parties agree that, except with respect to an action for equitable relief, all disputes or differences arising under this Agreement shall be determined by arbitration in Israel. The parties agree that such arbitration shall be conducted by one arbitrator selected by the parties, but if the parties are unable to agree upon one arbitrator, the arbitrator shall be selected by the President of the Israeli Bar Association. The arbitrators shall determine the procedures and rules of evidence in the arbitration, but the substantive laws of Israel shall govern the decision. This section constitutes an arbitration agreement.

     6.11   No Third Party Beneficiaries.  No provision of this Agreement is
            ----------------------------
intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto.

     6.12   Definitions.
            -----------

            (a) "Copyright"means any and all rights associated with the
                 ---------
expression of an idea as they are defined and protected by any and all applicable copyright laws.

            (b) "Person" means any individual, sole proprietorship, joint
                 ------
venture, partnership, corporation, association, trust, estate, governmental agency, regulatory authority, or any other entity.

            (c) "Proprietary Information" means all information and materials
                 -----------------------
which are confidential or proprietary to a party or its affiliates, or to a party's clients, whether or not designated as such by such party, and whether or not reduced to writing or other tangible documentation, including (i) all trade secrets, know-how, inventions, and computer software (and all modifications, enhancements and improvements thereof), whether or not a patent or copyright application has been filed on such, (ii) all user and operator manuals, production and manufacturing procedures and techniques, (iii) all testing and research data, including such that would be generated by quality control and research and development, (iv) all pricing policies, business strategies and operations, marketing plans and methods, management policies and procedures, financial information, accounting records, training techniques and manuals, and other business and financial records (including all information furnished by such party pursuant to the Agreement), and (v) all information relating to such party's clients, suppliers, employees, agents or representatives and the terms of any agreement, arrangement or understanding to which such party or any of its affiliates is a party. Notwithstanding the foregoing, Proprietary Information does not include any information of a party which (a) is currently or subsequently becomes part of the public domain through no fault of the other party or any of its affiliates, (B) is independently developed or created by the other party, (C) is disclosed to the other party by any Person who is not then bound by a confidentiality obligation, or (D) is known by the other party at the time of disclosure.

            (d) "Technology" means all computer software programs developed,
                 ----------
being developed, and/or owned by a party or its affiliates and all modifications, enhancements, improvements, updates and new releases thereof.

            (e) "Trademarks" means all trademarks, trade names, service marks,
                 ----------
service names and other similar or related rights and property owned or used by a party or its affiliates and all derivations or modifications thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement through their duly authorized representatives, as of the day and year first above written.


ORBIT-ALCHUT TECHNOLOGIES, LTD.        ORBIT/FR, INC.


By: /s/ Joseph Aviv                    By: /s/ Aryeh Trabelsi
   ---------------------------------      ----------------------------------
     Name:                                  Name:
     Title: Chairman                        Title: President



ORBIT/FR ENGINEERING, LTD.


By: /s/ Moshe Pinkasy
   ---------------------------------
     Name:
     Title: Chief Executive Officer

                                SCHEDULE 1.1(a)
                                ---------------

                        ALCHUT'S ADMINISTRATIVE SERVICES
                        --------------------------------


1. Accounting, costing and budgeting support; accounts receivable, including billing, processing and tracking; collection and application of receipts including deposits to Engineering's bank account, accounts payable including processing and payment of invoices, payroll; supply information for tax returns, management reports, and financial statements; internal auditing services.

2. Management information systems, including provision of all required computer systems, computer system backup, accounting systems, word processing and management reports.

3. Other services and support, including office services, general administration, facsimile, telephone, mail and common purchasing.

4. Production support, including, purchasing, inventory, drawing, packaging, shipping, quality control, administration and monitoring of warehousing, importing of product and parts, arranging for and monitoring transportation of product (domestic and international).

5.   Legal, directorship services and internal auditing services.

                                SCHEDULE 1.2(a)
                                ---------------

                          ALCHUT'S PRODUCTION SERVICES
                          ----------------------------



Electrical and mechanical services.